June 10, 2002





Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants for Go Online Networks Corporation in Amendment No. 2 to Form SB-2, dated March 2, 2002, except for Note 13, which is as of April 24, 2002, for December 31, 2000 and 2001 and the years then ended.


/s/ Miller and McCollom


MILLER AND MCCOLLOM